Exhibit 99.1

Washington Prime Group Announces Strategic Disposition of 41 Outparcels

COLUMBUS, OH – September 20, 2017 – Washington Prime Group Inc. (NYSE: WPG) today announced that it has a signed a definitive agreement for the sale of 41 restaurant outparcels to Four Corners Property Trust, Inc. for a purchase price of approximately $67.2 million. This pricing reflects a mid-six percent capitalization rate on in-place net operating income.

Lou Conforti, CEO and Director of Washington Prime Group stated: “Plain and simple, senior management and I have a fiduciary responsibility to act upon arbitrage opportunities especially when the resultant transaction does not in any way whatsoever detrimentally impact the underlying vitality of the enclosed and open air assets in question. Selling a long-dated portfolio of outparcels which are leased to restaurant operators exhibits such an arbitrage situation. Four Corners Property Trust is better suited to own the aforementioned outparcels. Deploying proceeds from this transaction to invest in other opportunities is prudent as it allows us to concentrate upon continued financial improvement.”

The transaction is expected to close in two tranches beginning in the fourth quarter of 2017 with the second tranche expected to be completed in the first half of 2018, subject to due diligence and customary closing conditions.

Bill Lenehan, CEO and Director of Four Corners Property Trust added: “Lou and I have worked on numerous transactions over the last decade. This transaction is emblematic of Washington Prime Group’s laser focus on executing day in and day out and it is a real win for our respective shareholders.”

The restaurant outparcels are well located within highly trafficked corridors in Colorado, Connecticut, Florida, Illinois, Indiana, Iowa, Maryland, New Jersey, Ohio, Pennsylvania, Texas and Virginia. The outparcels included in the transaction are currently occupied under leases with a weighted average term of eight years, representing approximately $4.5 million of annualized net operating income.

The 10 enclosed properties with outparcels included in the transaction are: Colonial Park Mall, located in Harrisburg, Pennsylvania; Lindale Mall located in Cedar Rapids, Iowa; Longview Mall located in Longview, Texas; Mall at Fairfield Commons located in Beavercreek, Ohio; Markland Mall located in Kokomo, Indiana; Melbourne Square, located in Melbourne, Florida; Mesa Mall located in Grand Junction, Colorado; Orange Park Mall located in Orange Park, Florida; Southern Park Mall located in Youngstown, Ohio; and Sunland Park Mall located in El Paso, Texas.

The 12 open air properties with outparcels included in the transaction are: Bloomingdale Court located in Bloomingdale, Illinois; Fairfax Court, located in Fairfax, Virginia; Gaitway Plaza, located in Ocala, Florida; Greenwood Plus located in Greenwood, Indiana; Lake View Plaza located in Orland Park, Illinois; Rockaway Commons, located in Rockaway, New Jersey; Royal Eagle Plaza, located in Coral Springs, Florida; St. Charles Towne Plaza, located in Waldorf, Maryland; The Plaza at Buckland Hills, located in Manchester, Connecticut; University Town Plaza located in Pensacola, Florida; Village Park Plaza located in Carmel, Indiana; and West Town Corners located in Altamonte Springs, Florida.

Four Corners Property Trust, headquartered in Mill Valley, California, is a real estate investment trust primarily engaged in the acquisition and leasing of restaurant properties. The Company will seek to grow its portfolio by acquiring additional real estate to lease, on a triple-net basis, for use in the restaurant and related food services industry.

About Washington Prime Group

Washington Prime Group Inc. is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties. The Company combines a national real estate portfolio with an investment grade balance sheet, leveraging its expertise across the entire shopping center sector to increase cash flow through rigorous management of assets and provide new opportunities to retailers looking for growth throughout the U.S. A trademark application has been filed with the U.S. Patent and Trademark Office for the name “Washington Prime Group” and is currently pending. Learn more at www.washingtonprime.com.

Contacts

Lisa A. Indest, CAO & Senior VP, Finance, 614.887.5844 or lisa.indest@washingtonprime.com

Kimberly A. Green, VP, Investor Relations & Corporate Communications, 614.887.5647 or kim.green@washingtonprime.com

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Washington Prime Group Inc. (“WPG”) concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG, including, but not limited to, statements relating to anticipated financial and operating results, the company’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “confident,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation: changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties (including joint ventures); expected gains on debt extinguishment; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; assets that may be subject to impairment charges; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in WPG’s statements and periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors”. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this press release and WPG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Actual results may differ materially from current projections, expectations, and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties

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